Exhibit 99.2

Company contact:	John B. Kelso, Director of Investor Relations
303.837.1661 or john.kelso@whiting.com

Whiting Announces Private Offerings of $1.0 Billion Aggregate Principal Amount of Convertible Senior Notes Due 2020 and $750 Million in Aggregate Principal Amount of Senior Notes due 2023

DENVER – March 23, 2015 – Whiting Petroleum Corporation (NYSE: WLL) announced that it has commenced private unregistered offerings to eligible purchasers of $1.0 billion aggregate principal amount of convertible senior notes due 2020 (or up to $1.15 billion aggregate principal amount if the initial purchasers exercise in full their option to purchase additional convertible senior notes) and $750 million aggregate principal amount of senior notes due 2023. The convertible senior notes will be convertible at the holder’s option in certain circumstances. Upon conversion, Whiting will satisfy its conversion obligation by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election.

Whiting also announced today by separate press release that it has commenced a registered public offering of 35,000,000 shares of its common stock. Whiting expects to grant the underwriter in that offering a 30-day option to purchase up to an additional 5,250,000 shares if the underwriter exercises in full its option to purchase additional shares of common stock. Nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy the common stock.

Whiting expects to use the net proceeds from the offerings to repay all or a portion of the amount outstanding under its credit agreement and any remainder for general corporate purposes.

The offering of convertible senior notes and any shares of Whiting’s common stock issuable upon conversion of the convertible senior notes is being made only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The senior notes offering is being made only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons in compliance with Regulation S under the Securities Act. The convertible senior notes, the shares of Whiting’s common stock issuable upon conversion of the convertible senior notes, if any, and the senior notes have not been registered under the Securities Act and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This news release contains statements that we believe to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. When used in this news release, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to: declines in oil, NGL or natural gas prices; our level of success in exploration, development and production activities; risks related to our level of indebtedness and periodic redeterminations of the borrowing base under our amended credit agreement; impacts to financial statements as a result of impairment write-downs; our ability to successfully complete asset dispositions and the risks related thereto; adverse weather conditions that may negatively impact development or production activities; the timing of our exploration and development expenditures; our ability to obtain sufficient quantities of CO2 necessary to carry out our enhanced oil recovery projects; inaccuracies of our reserve estimates or our assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices, regulation and other factors; risks relating to any unforeseen liabilities of ours; our ability to generate sufficient cash flows from operations to meet the internally funded portion of our capital expenditures budget; our ability to obtain external capital to finance exploration and development operations and acquisitions; federal and state initiatives relating to the regulation of hydraulic fracturing; the potential impact of federal debt reduction initiatives and tax reform legislation being considered by the U.S. Federal Government that could have a negative effect on the oil and gas industry; our ability to identify and complete acquisitions and to successfully integrate acquired businesses; unforeseen underperformance of or liabilities associated with acquired properties; the impacts of hedging on our results of operations; failure of our properties to yield oil or gas in commercially viable quantities; availability of, and risks associated with, transport of oil and gas; our ability to drill producing wells on undeveloped acreage prior to its lease expiration; shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and completion services; uninsured or underinsured losses resulting from our oil and gas operations; our inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing our oil and gas operations; our ability to replace our oil and natural gas reserves; any loss of our senior management or technical personnel; competition in the oil and gas industry; cyber security attacks or failures of our telecommunication systems; our ability to successfully integrate Kodiak Oil & Gas Corp. after its acquisition on December 8, 2014 and achieve anticipated benefits from the transaction; and other risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014. We assume no obligation, and disclaim any duty, to update the forward-looking statements in this news release.

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